UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 26, 2025, Cambium Networks Corporation (the “Company”) issued a press release announcing an update on recent commercial activity. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release dated August 26, 2025 is furnished herewith as Exhibit 99.1. The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

(a)
On August 21, 2025, Mr. Jacob Sayer advised the Company that he would be leaving his employment as Cambium Networks’ Chief Financial Officer and principal financial officer effective as of September 5, 2025 (the “Effective Date”) to pursue other opportunities. The resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

(c) On August 26, 2025 the Company announced the appointment of John Waldron as Acting Chief Financial Officer and principal financial officer of the Company, effective immediately. Mr. Waldron has served as a Senior Project Manager in Accounting and Finance at Cambium Networks since May 2025, and was appointed Vice President of Finance and Accounting as of August 6, 2025.

Prior to joining Cambium Networks, Mr. Waldron served as SVP Finance and Accounting and Chief Accounting Officer of Hyzon Motors Inc. from December 2023 to April 2025 and interim Vice President Finance and Chief Financial Officer from June to December 2023 for a client of Riveron Consulting LLC. From September 2020 to July 2022 Mr. Waldron was Controller and Vice President Finance at Dom’s Kitchen and Market, and Vice President, Controller and Chief Accounting Officer at Treehouse Food from May 2018 to May 2020. Prior to that, Mr. Waldron held various financial leadership roles at private and public companies including Lifeway Foods, Campbell Soup Company, Navistar and RR Donnelley. Mr. Waldron began his career at Arthur Andersen and holds a B.B.A. in Accounting from Loyola University of Chicago.

There are no family relationships between Mr. Waldron and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no change to Mr. Waldron’s compensation as a result of this appointment.

A copy of the press release issued by the Company on August 26, 2025, including the announcement of this transition is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	August 26, 2025	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer